SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2006

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     Morgan Stanley (the “Company”) adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123R) as of December 1, 2004. SFAS 123R revised the fair value-based method of accounting for share-based payment liabilities, forfeitures and modifications of stock-based awards and clarified guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to service periods.

     As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2005 (the “Form 10-K”), for stock-based awards issued prior to the adoption of SFAS 123R, the Company’s accounting policy for such awards granted to retirement-eligible employees was to recognize compensation cost over the service period specified in the award terms. The Company accelerates any unrecognized compensation cost for such awards if and when a retirement-eligible employee leaves the Company. For stock-based awards granted to retirement-eligible employees during fiscal 2005, the Company recognized compensation expense for such awards on the date of grant. The Company modified certain terms of its fiscal 2005 year-end awards, which were granted in December 2005, the first quarter of fiscal 2006, including the terms of the non-compete provisions. As a result of such changes, the Company had been evaluating the accounting treatment for fiscal 2005 year-end and subsequent awards that are granted to retirement-eligible employees and anticipated that it would recognize compensation cost over the service period specified in the award terms.

     In late 2005, the Financial Accounting Standards Board (the “FASB”) and the Securities and Exchange Commission (the “SEC”) staff continued to receive inquiries concerning the accounting for stock-based awards issued to retirement-eligible employees, and the FASB issued clarifying guidance on this subject. The Company inquired of the SEC staff regarding the appropriate period over which to expense fiscal 2005 year-end stock-based compensation awards that were granted to retirement-eligible employees. Following discussions with the SEC staff, the Company has determined that the compensation cost for such awards should be recognized at the date of grant instead of over the service period specified in the award terms. As a result, the Company will record a non-cash charge in the first quarter of fiscal 2006 for stock-based compensation awards granted to retirement-eligible employees as part of the fiscal 2005 year-end awards process and for awards granted in the first quarter of fiscal 2006. The Company currently estimates that this will result in an incremental increase in compensation and benefits expense for the fiscal quarter ended February 28, 2006 of approximately $380 million. This non-cash charge represents an acceleration of compensation expenses that would otherwise have been reflected over the service period as specified in the award terms.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date:	February 22, 2006	By:	/s/ Ronald T. Carman

			Name:	Ronald T. Carman
			Title:	Assistant Secretary